Exhibit (a)(21)

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

THE MEN’S WEARHOUSE, INC.,	)
)
Plaintiff,	)
)
v.	)
)
ROBERT N. WILDRICK, ANDREW A.	)
GIORDANO, BYRON L. BERGREN, R.	)	C.A. No. 9383-VCL
NEAL BLACK, JAMES H. FERSTL,	)
WILLIAM E. HERRON, SIDNEY H.	)
RITMAN, EVEREST HOLDINGS, LLC,	)
EVEREST TOPCO LLC, GOLDEN GATE	)
PRIVATE EQUITY, INC., AND JOS. A.	)
BANK CLOTHIERS, INC.,	)
)
Defendants.	)

THE MEN’S WEARHOUSE’S UNOPPOSED MOTION FOR

ORDER OF DISMISSAL WITH PREJUDICE

Pursuant to the Agreement of Plan and Plan of Merger by and among the The Men’s Wearhouse, Inc., Java Corp. and Jos. A. Bank Clothiers, Inc. dated as of March 11, 2014, plaintiff The Men’s Wearhouse, Inc. hereby moves pursuant to Chancery Court Rule 41(a) for the entry of an Order, in the form attached hereto, dismissing this action with prejudice, with each party to bear its own costs. Defendants do not oppose this Motion, and have approved the attached form of Order.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Kenneth J. Nachbar
Kenneth J. Nachbar (#2067)
John P. DiTomo (#4850)
D. McKinley Measley (#5108)
Daniel C. Homer (#5905)
1201 N. Market Street
P.O. Box 1347
Wilmington, DE 19899-1347
(302) 658-9200
Attorneys for Plaintiff
The Men’s Wearhouse, Inc.

OF COUNSEL:

WILLKIE FARR & GALLAGHER LLP

Joseph T. Baio

Tariq Mundiya

Deirdre N. Hykal

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

March 13, 2014

8082611

2

CERTIFICATE OF SERVICE

I hereby certify that on March 13, 2014, a copy of the foregoing document was served, via LexisNexis File & Serve, on the following attorneys of record:

Edward P. Welch	Collins J. Seitz, Jr.
Edward B. Micheletti	Bradley R. Aronstam
Sarah R. Martin	S. Michael Sirkin
Lisa D. Chan	Nicholas D. Mozal
Jenness E. Parker	Seitz Ross Aronstam & Moritz LLP
Skadden, Arps, Slate, Meagher & Flom LLP	100 S. West Street, Suite 400
One Rodney Square	Wilmington, DE 19801
P.O. Box 636
Wilmington, DE 19899

Thad J. Bracegirdle	Kevin G. Abrams
Wilks, Lukoff & Bracegirdle, LLC	Adam K. Schulman
1300 North Grant Avenue, Suite 100	Abrams & Bayliss LLP
Wilmington, DE 19806	20 Montchanin Road, Suite 200
Wilmington, DE 19807

/s/ Kenneth J. Nachbar
Kenneth J. Nachbar (#2067)